Exhibit 5


                                                              November 17, 1998


Fleet Financial Group, Inc.
One Federal Street
Boston, MA  02110

         RE:  Fleet Financial Group, Inc.
              Directors Deferred Compensation and Stock Unit Plan

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Fleet Financial Group, Inc. (the "Company") with the Securities and Exchange Commission on November 17, 1998 in connection with the registration under the Securities Act of 1933, as amended of 200,000 additional shares of the Company's Common Stock, $.01 par value, including the associated preferred share purchase rights (the "Common Stock"), to be issued pursuant to the Company's Directors Deferred Compensation and Stock Unit Plan (the "Plan").

     We have served as counsel for the Company and, as such, have assisted in the organization thereof under the laws of the State of Rhode Island and are familiar with all corporate proceedings since its organization. We have examined the following documents and records:

     1. The Restated Articles of Incorporation of the Company, as amended;

     2. The By-Laws of the Company, as amended;

     3. The Plan;

     4. All corporate  minutes and  proceedings  of the Company  relating to the
Plan  and  the  issuance  of  the  Common  Stock  being   registered  under  the
Registration Statement; and

     5. The specimen certificate of Common Stock.

     We have also examined such further documents, records and proceedings as we have deemed pertinent n connection with the issuance of said Common Stock. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies and the validity of all laws and regulations.

     We are qualified to practice law in the State of Rhode Island and we do not purport to express any opinion herein concerning any law other than the laws of the State of Rhode Island and the federal law of the United States.

     Based upon such examination, it is our opinion that the Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plan, will be legally issued, fully paid and non-assessable.

     V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of the Company, and beneficially owns 4,052 shares of Common Stock.

     We hereby consent to the use of our name in and the use of this opinion in connection with the Registration Statement and all amendments thereto.


                                           Very truly yours,

                                           EDWARDS & ANGELL


                                           By:/s/Laura N. Wilkinson
                                              ----------------------------------
                                                 Laura N. Wilkinson
                                                 Partner